Exhibit 99.2

Additional Information about Non-GAAP Financial Measures Available on the
Corporation’s Web site

From time to time management may publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls, and otherwise. For these purposes, the SEC defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and vice versa for measures that include amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States.

Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.

One such non-GAAP financial measure we may present from time to time is Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (“EBITDA”). EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net earnings (loss), operating earnings (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, the Corporation’s management believes that EBITDA may provide additional information with respect to the Corporation’s ability to meet its future debt service, capital expenditures and working capital requirements. Because EBITDA excludes some, but not all, items that affect net earnings and may vary among companies, the EBITDA presented by Martin Marietta Materials may not be comparable to similarly titled measures of other companies. Martin Marietta Materials calculates EBITDA as:

Net earnings (loss) before interest expense, income tax expense (benefit) and depreciation, depletion and amortization expense. EBITDA is also before the cumulative effect of a change in accounting principle, if applicable.

The following tables present Martin Marietta Materials’ calculations of EBITDA for the years 1994 to 2002, quarterly and year-to-date periods in 2002 and 2003 (all dollars in thousands):

Calculation of EBITDA

(amounts in thousands)

	2002	2001	2000	1999	1998	1997	1996	1995	1994

Net Earnings	$86,305	$105,362	$112,027	$125,781	$115,613	$98,529	$78,628	$67,551	$53,704
Cumulative Effect of Change in Accounting Principle	11,510	—	—	—	—	—	—	—	—
Extraordinary Loss	—	—	—	—	—	—	—	—	4,641

Earnings before Cumulative Effect of Change in Accounting Principle and Extraordinary Loss	97,815	105,362	112,027	125,781	115,613	98,529	78,628	67,551	58,345
Addback:
Interest Expense	44,028	46,792	41,895	39,411	23,759	16,899	10,121	9,733	6,865
Income Tax Expense	46,455	53,077	56,794	68,532	58,529	52,683	40,325	36,240	32,075
Depreciation, Depletion, and Amortization Expense	138,696	154,635	136,373	124,754	98,765	79,720	61,210	55,674	42,828

EBITDA	$326,994	$359,866	$347,089	$358,478	$296,666	$247,831	$190,284	$169,198	$140,113

Calculation of EBITDA

(amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Nine Months Ended
	March 31, 2002	June 30, 2002	September 30, 2002	June 30, 2002	September 30, 2002

Net Earnings (Loss)	$(22,059)	$53,362	$38,925	$31,303	$70,228
Cumulative Effect of Change in Accounting Principle	11,510	—	—	11,510	11,510

Earnings (Loss) before Cumulative Effect of Change in Accounting Principle	(10,549)	53,362	38,925	42,813	81,738
Addback:
Interest Expense	11,133	11,213	11,179	22,346	33,525
Income Tax Expense (Benefit)	(5,314)	31,001	18,326	25,687	44,013
Depreciation, Depletion, and Amortization Expense	33,939	34,390	34,646	68,329	102,975

EBITDA	$29,209	$129,966	$103,076	$159,175	$262,251

Calculation of EBITDA

(amounts in thousands)

Quarter Ended
March 31, 2003

Net Earnings (Loss)	$(20,892)
Cumulative Effect of Change in Accounting Principle	6,874

Earnings (Loss) before Cumulative Effect of Change in Accounting Principle	(14,018)
Addback:
Interest Expense	10,121
Income Tax Expense (Benefit)	(6,579)
Depreciation, Depletion, and Amortization Expense	33,443

EBITDA	$22,967